Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-148592) pertaining to the Savings Banks Employees Retirement Association 401(k) Plan as adopted by Danversbank, of our report dated June 26, 2009, with respect to the financial statements and schedules of the Savings Banks Employees Retirement Association 401(k) Plan as adopted by Danversbank, included in this Annual Report for the year ended December 31, 2008.

/s/ Parent, McLaughlin & Nangle
Certified Public Accountants, Inc.

June 26, 2009

Boston, MA